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                                                                     Exhibit 4.4

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                            SCOVILL FASTENERS INC.,
                                   as Issuer

                                      and

                             SCOVILL HOLDINGS INC.,
                                  as Guarantor

                                  $100,000,000
                         11 1/4% Senior Notes due 2007

                              --------------------

                         Second Supplemental Indenture


                            Dated as of June 20,2001

                              --------------------

                United States Trust Company of New York, Trustee



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     SECOND SUPPLEMENTAL INDENTURE dated as of June 20, 2001, among Scovill
Fasteners Inc., a Delaware corporation ("Fasteners"), Scovill Holdings Inc., a Delaware corporation ("Holdings"), and United States Trust Company of New York, as trustee (the "Trustee"). "Second Supplemental Indenture" or this "Supplemental Indenture" means this instrument as originally executed or, if amended or supplemented pursuant to the applicable provisions of the Indenture, as amended or supplemented.

     WHEREAS, Scovill Acquisition Inc., the predecessor of Fasteners (the "Issuer"), Holdings and the Trustee entered into an Indenture dated as of November 26, 1997, as amended by the First Supplemental Indenture dated as of March 13, 1998 (the "Indenture") pursuant to which $100 million aggregate principal amount of the Issuer's 11 1/4% Senior Notes due 2007 (the "Notes") were issued; and

     WHEREAS, Section 901(7) of the Indenture provides that the Indenture may be amended, without the consent of the holders of the Notes, to cure any ambiguity, defect or inconsistency; and

     WHEREAS, the Indenture contains an incorrect cross-reference, a defect which creates both ambiguity and inconsistency in the Indenture as it currently exists; and

     WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto; and

     WHEREAS, the entry into this Second Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture, and the Trustee has determined that this Second Supplemental Indenture is in form satisfactory to it;

     NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the holders of the Notes, as follows:



                                  ARTICLE I

                                MODIFICATION

     Section 1.01. Section 902(4) of the Indenture is hereby amended by deleting the reference to "1019" in the first line thereof and replacing it with "1020."

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                                      -2-

                                   ARTICLE II

                                 EFFECTIVE TIME

          Section 2.01. This Second Supplemental Indenture shall become effective immediately and without any further action by any person.


                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

          Section 3.01. Indenture. As amended by this Second Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect.

          Section 3.02. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of Fasteners and Holdings, and the Trustee assumes no responsibility for their correctness, except for the recital indicating the Trustee's approval of the form of this Second Supplemental Indenture. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

          Section 3.03. Governing Law. The laws of the State of New York shall govern this Second Supplemental Indenture.

          Section 3.04. Successors and Assigns. All agreement of Fasteners in this Second Supplemental Indenture and the Notes shall bind its successors and all agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

          Section 3.05. Duplicate Originals. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


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     IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first above written.


                                         SCOVILL FASTENERS INC.

                                         By: /s/ John H. Champagne
                                             -------------------------------
                                             Name: John H. Champagne
                                             Title: President


                                         SCOVILL HOLDINGS INC.

                                         By: /s/ John H. Champagne
                                             -------------------------------
                                             Name: John H. Champagne
                                             Title: President


                                         UNITED STATES TRUST COMPANY
                                         OF NEW YORK, AS TRUSTEE

                                         By: /s/ James E. Logan
                                             -------------------------------
                                             Name: James E. Logan
                                             Title: Vice President